EXHIBIT 99.1

Constellation Energy Partners Retains Advisor to Review Strategic Alternatives

HOUSTON, September 30, 2008—Constellation Energy Partners LLC (NYSE Arca: CEP) today announced it has retained a financial advisor to assist in a review of the company’s strategic alternatives to enhance unitholder value. Tudor, Pickering, Holt & Co. Securities, Inc. has been engaged to provide independent advice to the management team and the Board of Managers. The company noted that, at this time, the Board of Managers has not determined to pursue any particular alternative and that it does not intend to disclose developments with respect to this review unless and until the Board of Managers has approved a course of action.

“Given the current market environment and the recent merger announcement by our sponsor, Constellation Energy Group, we believe the assistance of Tudor, Pickering, Holt & Co. Securities will be helpful in our efforts to conduct a comprehensive review of our strategic options,” said Stephen R. Brunner, president and chief executive officer of Constellation Energy Partners. “We will continue to focus on the interests of our company and unitholders.”

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Constellation Energy Partners LLC, (http://www.constellationenergypartners.com), is a limited liability company focused on the acquisition, development and exploitation of oil and natural gas properties, as well as related midstream assets.